Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, as amended, of our report dated March 26, 2015, relating to the consolidated financial statements of Cosi, Inc., which is incorporated by reference in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

May 29, 2015